SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of report (Date of earliest event reported) :              October 15, 2003


                               KEYSPAN CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                                    New York
                 (State or Other Jurisdiction of Incorporation)


       1-14161                                             11-3431358
(Commission File Number)                       (IRS Employer Identification No.)

175 East Old Country Road, Hicksville, New York                    11801
   One MetroTech Center, Brooklyn, New York                        11201
  (Address of Principal Executive Offices)                       (Zip Code)

                        (516) 755-6650 (Hicksville) (718)
                               403-1000 (Brooklyn)
              (Registrant's Telephone Number, Including Area Code)


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.           Other Events and Required FD Disclosure
                  ---------------------------------------

     As previously disclosed, in March 2003, a jury rendered a verdict against our subsidiary, KeySpan Generation LLC ("KeySpan Generation"), and other defendants in the amount of $47 million in a proceeding filed by a plaintiff claiming injury from asbestos exposure at generating facilities formerly owned by the Long Island Lighting Company ("LILCO") and others. In October 2003, KeySpan Generation agreed to pay $400,000 to resolve this matter and a stipulation discontinuing this lawsuit has been filed with the court.

     In connection with the May 1998 transaction with the Long Island Power Authority ("LIPA"), costs incurred by KeySpan for liabilities for asbestos exposure arising from the activities of the generating facilities previously owned by LILCO, including the facility involved in the case referred to above, are recoverable from LIPA through a Power Supply Agreement between LIPA and KeySpan.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            KEYSPAN CORPORATION

Dated: October 15, 2003                     By:    /s/ John J. Bishar, Jr.
                                                   -----------------------
                                            Name:  John J. Bishar, Jr.
                                            Title: Senior Vice President,
                                                   General Counsel and Secretary


















                                        3